                                _________ Shares

                               Hechinger Company

                     Class A Common Stock ($0.10 par value)





                             UNDERWRITING AGREEMENT





____________ __, 1994

                                                           ____________ __, 1994




Morgan Stanley & Co.
    Incorporated
Montgomery Securities
c/- Morgan Stanley & Co.
                 Incorporated
  1251 Avenue of the Americas
  New York, New York  10020

Morgan Stanley International Limited
Montgomery Securities
  c/- Morgan Stanley International Limited
  25 Cabot Square
  Canary Wharf
  London E14 4QA
  England

Dear Sirs:


                 Hechinger Company, a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters shares of its Class A Common Stock ($0.10 par value) (the "Firm Shares").

                 It is understood that, subject to the conditions hereinafter stated, _________ Firm Shares (the "U.S. Firm Shares") will be sold to the several U.S. Underwriters named in Schedule I hereto in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and
_______ Firm Shares (the "International Shares") will be sold to the several International Underwriters named in Schedule II hereto in connection with the offering and sale of such International Shares outside the United States and
Canada to persons other than United States and Canadian Persons.   Morgan
Stanley & Co. Incorporated and Montgomery Securities shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and Morgan Stanley International Limited and Montgomery Securities shall act as representatives (the "International Representatives") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the Underwriters.

                 The Company also proposes to issue and sell to the several U.S. Underwriters not more than an additional ________ shares of its Class A Common Stock ($0.10 par value) (the "Additional Shares") if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in Article II hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the Shares. The shares of Class A Common Stock ($0.10 par value) of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the Common Stock.

                 The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons.
The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the Registration Statement; the U.S. prospectus and the international prospectus in their respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the Prospectus (including, in the case of all references to the Registration Statement and the Prospectus, documents incorporated therein by reference).


                                       I.


                 The Company represents and warrants to each of the Underwriters that:


                 (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

                 (b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (c) Each of Home Quarters Warehouse, Inc., Hechinger Investment Company of Delaware, Inc. and Hechinger Stores Company
         (the "Material Subsidiaries") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (d) The authorized capital stock of the Company conforms to the description thereof contained in the Prospectus.

                 (e) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

                 (f) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares is not subject to any preemptive or similar rights.

                 (g) This Agreement has been duly authorized, executed and delivered by or on behalf of the Company.

                 (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to the Company's best knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval or authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                 (i) There has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

                 (j) To the Company's best knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required.

                 (k) Each of the Company and the Material subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

                 (m) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (m) do not apply to statements or omissions in the Registration Statement, the Prospectus or any preliminary prospectus based upon information furnished to the Company in writing by any Underwriter through the U.S. Representatives expressly for use therein.

                 (n) The Company has complied with all provisions of
         Section 517.075 Florida Statutes (Chapter 92-198, Laws of Florida).

                 (o) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.


                                      II.


                 The Company hereby agrees to sell to the several Underwriters named in Schedules I and II hereto, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth opposite their names in Schedules I and II hereto at $ _____ a share - the purchase price.

                 On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to

_______ Additional Shares at the purchase price.   Additional Shares may be
purchased as provided in Article IV hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of U.S. Firm
Shares.   The Additional Shares to be purchased by the U.S. Underwriters hereunder and the U.S. Firm Shares and hereinafter collectively referred to as the U.S. Shares.

                 The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated, it will not offer, sell, contract to sell or otherwise dispose of any shares of Class A or Class B Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Class A or Class B Common Stock or enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of the Class A or Class B Common Stock for a period of 90 days after the date of the initial public offering of the Shares, other than (i) the Shares to be sold hereunder, (ii) any Class A or Class B Common Stock sold upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (iii) any shares or stock options issued pursuant to the Company's stock option plans existing on the date hereof, and
(iv) any shares or stock options issued pursuant to the [Hechinger Company 1991 Stock Incentive Plan described in the Company's Proxy Statement dated May 12, 1994.]


                                      III.


                 The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $_____ a share (the public offering price) and to certain dealers selected by you at a price that represents a concession not in excess of $____ a share under the public offering price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $____ a share, to any Underwriter or to certain other dealers.

                 Each U.S. Underwriter hereby makes to and with the Company the representations and agreements of such U.S. Underwriter contained in the fifth paragraph of Article III of the Agreement Between U.S. and International
Underwriters of even date herewith.   Each International Underwriter hereby
makes to and with the Company the representations and agreements of such International Underwriter contained in the seventh, eighth, ninth and tenth paragraphs of Article III of such Agreement.


                                      IV.


                 Payment for the Firm Shares shall be made by certified or official bank check or checks payable to the order of the Company in New York Clearing House funds at the office of Morgan Stanley & Co. Incorporated, 1251 Avenue of the Americas, New York, New York, at 10:00 A.M., local time, on _______, 1994, or at such other time on the same or such other date, not later than ______, 1994, as shall be mutually agreed upon by the U.S.
Representatives and the Company.   The time and date of such payment are
hereinafter referred to as the Closing Date.

                 Payment for any Additional Shares shall be made by certified or official bank check or checks payable to the order of the Company in New York Clearing House funds at the office of Morgan Stanley & Co. Incorporated, 1251 Avenue of the Americas, New York, New York, at 10:00 A.M., local time, on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice from the U.S. Representatives to the Company of its determination, on behalf of the U.S. Underwriters, to purchase a number, specified in said notice, of Additional Shares, or on such other date, in any event not later than _______, 1994, as shall be designated in writing by the U.S. Representatives. The time and date of such payment are hereinafter referred to
as the Option Closing Date.   The notice of the determination to exercise the
option to purchase Additional Shares and of the Option Closing Date may be given at any time within 30 days after the date of this Agreement.

                 Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the purchase price therefor.


                                       V.


                 The obligations of the Company and the several obligations of the Underwriters hereunder are subject to the condition that the Registration Statement shall have become effective not later than the date hereof.

                 The several obligations of the Underwriters hereunder are subject to the following further conditions:

                 (a) (i) The Registration Statement is in effect; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission;

                     (ii) subsequent to the date of the most recent financial statements in the Prospectus, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus; and

                    (iii) the U.S. Representatives, on behalf of the Underwriters, shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (i) above, to the effect that the representations and warranties of the Company contained herein are true and correct as of the Closing Date and to the effect that, subsequent to the date of the most recent financial statements in the Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement.

                 The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

                 (b) You shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom, counsel for the Company, dated the Closing Date, to the effect that:

                          (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the business of the Company and its subsidiaries taken as a whole;

                     (ii) each of the Material Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the business of the Company and its subsidiaries taken as a whole;

                     (iii) the shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

                     (iv) the Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares is not subject to any preemptive or similar rights;

                     (v) this Agreement has been duly authorized, executed
                 and delivered by or on behalf of the Company;

                     (vi) the execution and delivery by the Company of, and
                 the performance by the Company of its obligations under, this Agreement will not contravene (1) the certificate of incorporation or by-laws of the Company, (2) any provision of Applicable Law, as defined below, (3) to such counsel's knowledge, any agreement or other instrument binding upon the Company or any Material Subsidiary that is material to the Company and its subsidiaries, taken as a whole, except for any such violations which either individually or in the aggregate would not have any material adverse affect on you or the Company and would not deprive you of any material benefit under this Agreement, or (4) those Orders, as defined below, specifically identified to such counsel by the Company, after inquires of responsible officers of the Company, as being Orders to which it is subject;

                    (vii) to the best of such counsel's knowledge, no Governmental Approval, as defined below, which has not been obtained, taken or made (other than pursuant to any state securities or Blue Sky laws, as to which such counsel need not express any opinion) is required for performance by the Company of its obligations under this Agreement, such opinion relating only to Governmental Approvals required under (1) Applicable Laws and (2) court orders and judgments specifically identified to such counsel by the Company, after inquires of responsible officers of the Company, as being orders to which it is subject;

                   (viii) the statements (1) in the Prospectus under "Description of Capital Stock", (2) describing the terms of this Agreement in the Prospectus under "Underwriters", and (3) in the Registration Statement in Item 15, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

                     (ix) after due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that is required to be described in the Registration Statement or the Prospectus and is not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                     (x) each document incorporated by reference in the Registration Statement and the Prospectus which was filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") complied as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder when so filed except that in each case such counsel need express no opinion as to the financial statements, schedules or other financial data contained or incorporated by reference in the Registration Statement or the Prospectus, and need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in documents incorporated by reference in the Registration Statement and the Prospectus;

                     (xi) the Registration Statement, as of its effective date, and the Prospectus, as of its date and as of the Closing Date, shall, comply as to form in all material respects with the requirements of the Securities Act and the General Rules thereunder, except that in each case such counsel need not express any opinion as to the financial statements, schedules and other financial data included in the Registration Statement or excluded therefrom, and such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (other than as specified in subparagraph (viii) above insofar as the captions referred to therein relate to provisions of documents); and

                     (xii) such counsel has participated in conferences with directors, officers and representatives of the Company, representatives of the independent accountants of the Company and you and your counsel, at which the contents of the Registration Statements and the Prospectus and related matters were discussed and, although such counsel need not pass upon, and need not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and need not make any independent check or verification thereof (other than as specified in subparagraph (viii) above insofar as the captions referred to therein relate to provisions of documents), on the basis of the foregoing, no facts have come to such counsel's attention that have led such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the Closing Date, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion or belief with respect to the financial statements, schedules and other financial information included in the Registration Statement or excluded therefrom or with respect to any of the exhibits incorporated by reference in the Registration Statement except to the extent that such exhibits may be described or referred to in the Prospectus.

                 In rendering any such opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Company and public officials. For purposes of such opinion (i) the term "Applicable Laws" shall mean those laws, rules and regulations of the United States of America, the State of Delaware and the State of New York or any provision of other law known to such counsel, in each case which, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement (including transactions such as the issuance and sale by the Company of the Shares); (ii) the term "Orders" shall mean those orders, judgments, or degrees of Governmental Authorities (as hereinafter defined) having jurisdiction over the Company; (iii) the term "Governmental Authorities" shall mean any legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware or the United States of America; and (iv) the term "Governmental Approval" shall mean any consent, approval, or authorization or order of or qualification with any governmental body or agency.

                 (c) You shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to you.

                 (d) You shall have received on the date of this Agreement a letter dated such date and also on the Closing Date a letter dated the Closing Date, in each case in form and substance satisfactory to you, from Ernst & Young LLP independent public accountants, containing statements and information of the type ordinarily included in accountants'

         "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

                 (e) The agreements between you and certain shareholders of the Company relating to restrictions on sales or other dispositions by such shareholders of Common Stock of the Company delivered to you on or prior to the date hereof, shall be in full force and effect on the date hereof and on the Closing Date.

                 The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as it may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.


                                      VI.


                 In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

                 (a) To furnish you, without charge, four signed copies of the Registration Statement (including exhibits thereto and documents incorporated therein by reference) and to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated therein by reference) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated therein by reference, and any supplements and amendments thereto as you may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act, that are deemed to be incorporated by reference in the Prospectus.

                 (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish you a copy of each such proposed amendment or supplement.

                 (c) If, during such period after the first date of the public offering of the Shares as in the opinion of your counsel the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

                 (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection therewith and in connection with any review of the offering of the Shares by the National Association of Securities Dealers, Inc.; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

                 (e) To make generally available to the Company's security holders as soon as practicable an earnings statement covering the twelve-month period ending October 31, 1995, that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                 (f) To pay all document production charges and expenses of Davis Polk & Wardwell, counsel for the Underwriters (but not including their fees for professional services), in connection with the preparation of this Agreement.


                                      VII.


                 The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by any Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not delivered or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

                 Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

                 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel, provided that only one firm of attorneys shall act as local counsel for any one party in any single jurisdiction) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by Morgan
Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such
firm shall be designated in writing by the Company.   The indemnifying party
shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such
settlement or judgment.   No indemnifying party shall, without the prior
written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                 If the indemnification provided for in the second or third paragraph of this Article VII is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VII were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or
alleged untrue statement or omission or alleged omission.   No person guilty of
fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not
guilty of such fraudulent misrepresentation.   The Underwriters' obligations to
contribute pursuant to this Article VII are several, in proportion to the respective number of Firm Shares to be purchased by each of such Underwriters as set forth opposite each Underwriter's name in Schedules I and II hereto plus any additional Firm Shares which such Underwriter may become obligated to purchase under this Agreement or the Agreement Among Underwriters, and not joint.

                 The indemnity and contribution agreements contained in this
Article VII and the representations and warranties of the

Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Shares.


                                     VIII.


                 This Agreement shall be subject to termination in your absolute discretion, by notice given to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.


                                      IX.


                 This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement by the Commission.

                 If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to Article II be increased pursuant to this Article IX by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date or the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on
the part of any non-defaulting Underwriter or the Company.   In any such case
either you or the Company shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                 If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

                 This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.


                              Very truly yours,



                              Hechinger Company


                              By
                                 ------------------------


Accepted, _______, 1994

Morgan Stanley & Co.
  Incorporated
Montgomery Securities

Acting severally on behalf
  of itself and the several
  U.S. Underwriters named in
  Schedule I hereto.

By Morgan Stanley & Co.
         Incorporated



By
   --------------------------


MORGAN STANLEY INTERNATIONAL LIMITED
MONTGOMERY SECURITIES

Acting severally on behalf of itself
  and the several International Underwriters named in Schedule II hereto.

By Morgan Stanley International Limited

By
   --------------------------

                                   SCHEDULE I

                               U.S. Underwriters



                                                          Number of
                                                         Firm Shares
                 Underwriter                          To Be Purchased
                 -----------                          ---------------
Morgan Stanley & Co. Incorporated
Montgomery Securities





                                                      ---------------

         Total U.S. Firm Shares ........
                                                      ===============

                                  SCHEDULE II

                           International Underwriters



                                                           Number of
                                                          Firm Shares
                 Underwriter                            To Be Purchased
                 -----------                            ---------------

Morgan Stanley International Limited
Montgomery Securities





                                                        ---------------


         Total International Firm Shares ......
                                                        ===============